UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Suffolk Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 15, 2011

To Shareholders of Suffolk Bancorp:

Notice is hereby given that the annual meeting of shareholders of Suffolk Bancorp, a New York corporation (the “Company”), will be held at The Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York, on Tuesday, April 12, 2011 at 1:00 P.M. for the purpose of considering and voting upon the following matters:

1.	The election of three directors to hold office for three years, until their successors shall have been duly elected and qualified.

2.	The advisory resolution on executive compensation.

3.	The advisory vote on the frequency of future advisory votes on executive compensation.

4.	The ratification of the Board of Directors’ selection of independent auditors for the year ending December 31, 2011.

5.	Any other business which may be properly brought before the meeting or any adjournment thereof.

By Order of the Board of Directors

DOUGLAS IAN SHAW

Senior Vice President & Corporate Secretary

PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, OR BY SUBMITTING A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

THIS PAGE LEFT BLANK INTENTIONALLY.

4 West Second Street, P.O. Box 9000

Riverhead, New York 11901

1 (631) 208-2400

www.suffolkbancorp.com

PROXY STATEMENT ON SCHEDULE 14A

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

April 12, 2011

Item 1.	Date, Time and Place Information

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Suffolk Bancorp, a New York corporation (the “Company”), of proxies to be voted at the annual meeting of shareholders to be held at 1:00 P.M. on Tuesday, April 12, 2011 at The Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York 11901. This proxy statement and the form of proxy are first being sent to shareholders on March 15, 2011.

Item 2.	Revocability of Proxy

Any shareholder executing a proxy that is solicited in this statement has the power to revoke it by giving written notice to the Secretary of the Company at any time prior to the exercise of the proxy. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices at Suffolk Bancorp, 4 West Second Street, P.O. Box 9000, Riverhead, New York 11901, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. Persons whose shares are held for their benefit by a bank, broker, or other third-party are reminded that they must obtain a legal proxy from that third-party in order to revoke prior proxies submitted through that third-party, or to vote those shares at the meeting of shareholders, and must present that legal proxy to the Inspector of Election prior to exercising that proxy.

Item 3.

Not applicable.

Item 4.	Persons Making the Solicitation

The Company will bear all costs of soliciting proxies. Proxies will be solicited by mail and may also be solicited by directors, officers, and employees of the Company, as well as those of The Suffolk County National Bank (the “Bank”), which is a wholly-owned subsidiary of the Company. Such solicitation may be done personally, or by telephone or electronically, but such directors, officers, and employees will receive no additional compensation for these services. Copies of proxy material will be furnished to brokerage houses, fiduciaries, and custodians to be forwarded to the beneficial owners of the Company’s common stock. In addition, the Company has agreed to pay Georgeson Inc. $7,000, plus expenses, to assist the Company in soliciting proxies and providing information to shareholders in connection with the annual meeting.

Item 5.

Not applicable.

Item 6.	Voting Securities and Principal Holders Thereof

As of March 4, 2011, there were 9,712,070 shares of common stock, $2.50 par value, of the Company outstanding. Only stockholders of record at the close of business on March 4, 2011 are entitled to notice of and to vote at the annual meeting.

Each shareholder of record on that date is entitled to one vote for each share held. Shareholders do not have cumulative voting rights in the election of directors.

To the best of the knowledge of the Company, the following table presents the total number of shares and percent beneficially owned by shareholders who own more than 5 percent of the Company’s common stock as of March 4, 2011:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class (c)
Common Stock	Kayne Anderson Rudnick (a)	750,131	7.72%
	Investment Management, LLC
	1189 Lancaster Avenue
	Berwyn, PA 19312

Common Stock	BlackRock Inc. (b)	717,417	7.39%
	40 East 52nd Street
	New York, NY 10022

(a)	Based on Schedule 13G filed with the Securities and Exchange Commission as of February 2, 2011.

(b)	Based on Schedule 13G filed with the Securities and Exchange Commission as of January 21, 2011.

(c)	There were 9,712,070 shares of common stock outstanding as of March 4, 2011. The “Percent of class” for each of the persons in the table was calculated by using the disclosed number of beneficially owned shares as the numerator and the number of the Company’s outstanding common shares as of March 4, 2011 as the denominator.

The following table details security ownership of management as of March 4, 2011:

SECURITY OWNERSHIP OF MANAGEMENT

(1) Title of class	(2) Name of beneficial owner	(3) Amount and nature of beneficial ownership (2)	(4) Percent of class
Common Stock	Nominees for a term of three years:
	Joseph A. Gaviola	5,175	0.05%
	J. Gordon Huszagh (1)	39,204	0.40%
	John D. Stark Jr.	30,030	0.31%
	Directors Continuing In Office:
	James E. Danowski	20,370	0.21%
	Edgar F. Goodale	93,890	0.97%
	David A. Kandell	19,197	0.20%
	Thomas S. Kohlmann	22,281	0.23%
	Terence X. Meyer	3,721	0.04%
	Susan V. B. O’Shea	19,282	0.20%
	Named Executive Officers
	Stacey L. Moran	702	0.01%
	Frank D. Filipo (1)	21,124	0.22%

	Directors and Executive Officers as a Group (11 people) (1)	274,975	2.83%

(1)	Includes exercisable options to purchase 42,500 shares as detailed in “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” included under Item 8 below.

(2)

There are no shares with respect to which such persons have the right to acquire beneficial ownership other than as provided for in “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END” included under Item 8 below.

Item 7.	Directors and Executive Officers

Election of Directors and Information With Respect To Directors and Officers

(Item 1 on Proxy Card)

The first item to be acted upon at the meeting of shareholders is the election of three directors to hold office for three years, until their successors shall have been duly elected and qualified. The By-Laws of the Company provide that the total number of directors may be fixed by resolution of the Board of Directors. The Board has fixed the number of directors at nine. The By-Laws further provide that the directors shall be divided into three classes, as nearly equal as possible, with terms of office of each class expiring at the end of consecutive years.

Each of the three nominees has consented to being named in this proxy statement and to serve if elected, and the Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve, if elected. The other six members of the Board of Directors, who are listed below, are currently expected to continue to serve on the Board until their respective terms expire.

Following is information about the nominees for directors to be elected at this annual meeting of shareholders and the directors of the Company whose terms of office continue after this annual meeting of shareholders of the Company:

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

Name (1)	Age at March 4, 2011	Position and Offices With Company (4)	Business Experience During Past 5 Years (2)	Served as Director Since	Present Term Expires (3)
Nominees for a term of three years:

Joseph A. Gaviola	55	Director	Principal; Gaviola’s Montauk Market, Chris-Nic Properties (retail, commercial and residential real estate)	2004	2011

J. Gordon Huszagh	57	President & Chief Executive Officer, Director	President and Chief Executive Officer; Past Executive Vice President & Chief Financial Officer; The Suffolk County National Bank & Suffolk Bancorp	2009	2011

John D. Stark Jr.	48	Director	Vice President; Foxwood Corporation (manufactured housing)	2007	2011
Directors Continuing In Office:

James E. Danowski	55	Director	C.P.A., Partner; Cullen & Danowski, LLP (accounting firm)	2002	2012

Edgar F. Goodale	57	Chairman, Director	President; Riverhead Building Supply Corp.	1989	2013

David A. Kandell	57	Director	Managing Partner; Kandell, Farnworth, & Pubins, C.P.A.’s (accounting firm)	2003	2013

Thomas S. Kohlmann	64	Director	Past Chairman, President & Chief Executive Officer; The Suffolk County National Bank and Suffolk Bancorp	1999	2012

Terence X. Meyer	54	Director	Managing Partner; Meyer, Meyer & Keneally Esqs. LLP (attorneys)	1999	2012

Susan V. B. O’Shea	61	Director	Managing Partner; O’Shea Properties (multi- tenant commercial real estate)	2000	2013

(1) All of the nominees and all of the directors continuing in office are also directors of the Bank. Of the nominees and directors continuing in office, only J. Gordon Huszagh has been an executive officer of the Company in the last fiscal year.

(2) The business experience of each director during the past five years was typical of a person engaged in the principal occupations listed for that period. Each of the directors has held the same or another similar position with the same employer during the past five years.

(3) The policy of the Board of Directors of Suffolk Bancorp is that directors shall retire at the end of the term of service during which they attain 72 years of age.

(4) No directors serve as directors of other publicly-held companies.

The Board of Directors recommends a vote FOR the election of Suffolk’s nominees for director.

Directors’ Qualifications

Mr. Goodale has extensive experience in retailing to the professional building trades, real estate development, corporate structure, and has a working knowledge of financial markets. He is President of one of Long Island’s largest building supply companies, which has grown steadily, both through organic development and through a series of acquisitions. These experiences provide him with a strategic overview of Long Island’s economy and business expansion.

Mr. Kandell has more than 30 years of experience as a Certified Public Accountant: in a large, national, public accounting firm; as the operations manager of a growing CPA firm; and now as a partner in a firm with a clientele of the same sort of small businesses that are a key part of the Company’s business. This experience in the analysis of his clients’ financial data has provided him with significant insight into the small-business community across a number of industries and professions.

Ms. O’Shea has more than 30 years of experience as a principal and manager of a portfolio of commercial real estate on Long Island, New York, as well as a retail hardware business. Many of the tenants of the commercial properties are also customers of the Company’s subsidiary bank, which along with the management of the properties, provide her with insight into the local economy in the Company’s market area, as well as perspective on a major element of the Company’s loan portfolio.

Mr. Gaviola owns several established and ongoing small businesses on Eastern Long Island, having built them up over a span of more than 20 years. He is active in municipal government: in planning on an ongoing basis, and in financial oversight on an ad hoc basis. Additionally he serves on the boards of various charitable organizations. These experiences provide him with a particular understanding of one of Suffolk’s key markets.

Mr. Huszagh holds a degree from the American Bankers Association Stonier Graduate School of Banking at the University of Delaware and has more than 30 years of experience in financial institutions in the Company’s primary service area. He also has served on the Board of Directors of the Peconic Bay Medical Center (formerly known as Central Suffolk Hospital) for nearly twenty years. He is past Chairman of the Board and is currently Vice Chairman of the Board, and Chairman of the Peconic Bay Medical Center Foundation, all of which provide him with a broad perspective on the Company’s business.

Mr. Stark was educated as an engineer, and is currently a principal of one of the largest manufactured-home community development and management companies in the Company’s primary market area. A lifelong resident of Eastern Long Island, he brings a thorough knowledge of the local economy as well as an analytical understanding of business problems to influence his advice to his colleagues on the Board.

Mr. Danowski is a Certified Public Accountant with more than 30 years’ experience, and is a partner in an accounting firm with a diversified base of clientele in the area the Company serves. These qualifications and experience suit him to his position as a member and former Chairperson of the Audit Committee, and the large numbers of business and political contacts he has developed through his professional activities have provided him with considerable insight into Long Island’s economy and regulatory environment.

Mr. Kohlmann has more than 25 years experience in an executive capacity and/or director of publicly-traded financial institutions, including at the Company for almost 20 years. His experience has helped him to understand the distinction between the roles of the Board in the approval of policy and management in the execution of policy, therefore improving the efficiency of both functions, and his experience and knowledge of credit has assisted the Company in evaluating the quality of its assets.

Mr. Meyer has significant financial and legal experience with regard to banks. He started his career as a Certified Public Accountant auditing banks. He moved on to practice law, and is a partner in a firm with a significant practice representing financial institutions, both locally and nationally. He is also a private investor, both domestically and internationally. His experience has qualified him to understand financial institutions, and to develop a wide network of contacts which he has been able to use for the Company’s benefit.

Following is information concerning the experience of the three executive officers of Suffolk Bancorp:

EXECUTIVE OFFICERS’ EXPERIENCE

Name	Age	Position	Dates			Business Experience during past 5 years
J. Gordon Huszagh	57	President & Chief Executive Officer	Feb-09	-	Present	President, CEO, and Director, Suffolk Bancorp
			Feb-09	-	Present	President, CEO, and Director, SCNB
			Jan-99	-	Mar-09	CFO Suffolk Bancorp, SCNB
			Jan-99	-	Feb-09	EVP Suffolk Bancorp, SCNB
Employed by SCNB since January 1983.

Stacey L. Moran	43	Executive Vice President and	Mar-09	-	Present	EVP and Chief Financial Officer, Suffolk Bancorp
		Chief Financial Officer	Mar-09	-	Present	EVP and Chief Financial Officer, SCNB
			Apr-06	-	Mar-09	VP and Comptroller, SCNB
			Jan-04	-	Apr-06	AVP, Assistant Comptroller, SCNB
Employed by SCNB since May 1998.

Frank D. Filipo	59	Executive Vice President,	Mar-03	-	Present	EVP, Suffolk Bancorp
		Operating Officer	Mar-03	-	Present	EVP, Retail Banking, SCNB
Employed by SCNB from April 1994 to
September 1996 and since September 2001.

No officers or directors serve as directors of any other publicly held company. To the best of the knowledge of management, there are no material proceedings to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.

Board Leadership Structure and Role in Risk Oversight

The Company currently has separate individuals serving in the roles of Chairman of the Board of Directors and Chief Executive Officer of the Company. The Board of Directors currently believes that separating the two positions enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board’s independence from management. However, the Board of Directors believes that Board governance requires a dynamic approach and may determine in the future that the same individual should serve in the role of Chief Executive Officer and Chairman of the Board.

The Board of Directors delegates risk oversight to the Audit Committee, which reviews, considers and addresses risk management issues and concerns. The Audit Committee operates under a formal charter, available on the Company’s web site, www.suffolkbancorp.com.

Transactions with Directors, Executive Officers, and Associates

Some of the nominees, directors continuing in office, and executive officers of the Company, as well as members of their immediate families and the corporations, organizations, trusts, and other entities with which they are associated, are also customers of the Bank in the ordinary course of business. They may also have taken loans from the Bank of $60,000 or more. It is anticipated that these people and their associates will continue to be customers of, and indebted to, the Bank in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility, or present other unfavorable features. They were made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons, including interest rates and collateral. All such loans are reviewed and approved by the full Board of Directors of the Bank as soon as practicable after they are made. At present, none of these loans to nominees, directors, executive officers, or their associates is non-performing.

Other than normal relationships as customers or by virtue of position or ownership in the Company, none of the directors or officers of the Company or their associates now maintains, or has maintained, any significant business or personal relationship with the Company or the Bank during 2010, except for the following. The law firm of Meyer, Meyer & Keneally Esqs. LLP, of which Director Meyer is a partner with a one-half interest has been employed to represent the Bank in real-estate transactions and was paid $195,767 for legal services. It is anticipated that the Bank will employ this law firm in the future. Management and the Board of Directors of the Company have determined that these amounts are fair and competitive for the services provided.

Filing of S.E.C. Reports—Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires executive officers, directors, and persons who beneficially own more than 10 percent of the stock of the Company to file initial reports of ownership and reports of changes in ownership. Such persons are also required by S.E.C. regulations to furnish the Company with copies of these reports. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 2010 its executive officers, directors, and beneficial owners of more than 10 percent of the stock complied with all applicable filing requirements of Section 16(a).

Committees

The Boards of both the Company and the Bank have standing Audit, Nominating and Governance, and Compensation Committees, composed as follows:

COMMITTEE MEMBERSHIP

Audit	Nominating and Governance	Compensation
David A. Kandell, Chair	Edgar F. Goodale, Chair	Susan V. B. O’Shea, Chair
James E. Danowski	James E. Danowski	James E. Danowski
Joseph A. Gaviola	David A. Kandell	Edgar F. Goodale
John D. Stark Jr.

The Audit Committee operates under a formal charter, available on the Company’s web site, www.suffolkbancorp.com. It performs the functions described below under “Report of the Audit Committee.” The Board has determined that all of the members of the Audit Committee are independent under the applicable listing standards of NASDAQ. The Board has also determined that Messrs. Danowski and Kandell are “audit committee financial experts,” and have the requisite financial and accounting expertise and knowledge regarding the Company’s financial reporting process and internal controls. None of the members of the committee serve on more than three audit committees, including that of the Company. The committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Nominating and Governance Committee operates under a formal charter, available on the Company’s web site, www.suffolkbancorp.com. It is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) lead the Board in its annual review of the Board’s performance; and (4) recommend to the Board director nominees for each committee. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by the applicable listing standards of NASDAQ. The Committee operates pursuant to a Charter that was last reaffirmed by the Board on February 28, 2011.

The Compensation Committee does not operate under a formal charter. It reviews salaries, benefits, and employment policies of the Company and the Bank at least annually, and makes recommendations to the Board. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by the applicable listing standards of NASDAQ.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by, and meet the experience requirements of, the applicable listing standards of NASDAQ. The Committee operates pursuant to a Charter whose adequacy is reviewed and reassessed by the Committee on an annual basis, and was amended and restated by the Board on May 24, 2010. As set forth in the Charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements; the Company’s accounting and financial reporting principles; and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the

Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements and related controls, procedures, compliance, and other matters with management and the independent auditors. These discussions included those required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has (1) also received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect; (2) received written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation, internal audit, and any other services provided by the auditors; (3) considered whether the provision of those services by the independent auditors to the Company is compatible with maintaining the auditor’s independence; and (4) discussed with the auditors the auditors’ independence.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the Securities and Exchange Commission.

Submitted by: David A. Kandell, Chair of the Committee; James E. Danowski; Joseph A. Gaviola; John D. Stark Jr.

The information contained in the Audit Committee Report is not deemed filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating this document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE

The key roles, among others, of the Nominating & Governance Committee are to assist the Board by identifying individuals qualified to become Board members; and to recommend to the Board the corporate governance guidelines applicable to the Company. The Committee assesses the independence of both current and prospective directors with reference to the applicable listing requirements of NASDAQ under Rule 4200 which require that directors’ relationships with the Company not be material as defined in the rule. On recommendation by the Committee, the Board of Directors has determined the independence of each of the Company’s directors, nominated or continuing in office, as follows:

INDEPENDENCE OF DIRECTORS

Name	Independent	Name	Independent
James E. Danowski	yes	Thomas S. Kohlmann	no
Joseph A. Gaviola	yes	Terence X. Meyer	no
Edgar F. Goodale, Chairman	yes	Susan V. B. O’Shea	yes
J. Gordon Huszagh	no	John D. Stark Jr.	yes
David A. Kandell	yes

The Board of Directors has chosen to conduct its executive sessions, which include only directors deemed to be independent, at least two times annually, chaired by a lead director.

The primary business of the Company is the operation of the Bank. The directors of the Company met 16 times during the fiscal year ended December 31, 2010; the Audit Committee met 15 times; the Compensation Committee met 2 times; and the Nominating and Governance Committee met 1 time during 2010. The Board of the Bank met 13 times. No director currently serving attended fewer than 75 percent of the meetings of the Board of the Company and its committees, or of the Bank and its committees.

The Nominating and Governance Committee has a policy to encourage shareholders, as well as directors, employees, and other stakeholders in the Company to submit candidates for the Committee’s consideration. Submissions may be made at any time in writing, but to be considered by the Committee for nomination at the 2012 annual meeting should be submitted by December 13, 2011, to:

The Chair of the Nominating and Governance Committee c/o Corporate Secretary

Suffolk Bancorp

4 West Second Street

P.O. Box 9000

Riverhead, New York 11901

The Committee makes no representation that it will recommend to the Board of Directors a candidate as a nominee, but will consider all individuals whose names are submitted. All candidates for nominee, regardless of the source of submission, will be evaluated under the same criteria. Accordingly, candidates for director of Suffolk Bancorp and the Bank should be at minimum:

•	Growing in prominence or already prominent, respected, with good contacts in the communities the Company serves.

•	Experienced and successful in business, finance, or administration.

•	Familiar with fiduciary responsibility, and with an unblemished reputation for integrity.

The members of the Nominating and Governance Committee consider the professional experience, education, independence and other diverse factors in the director nomination process; however, the Nominating and Governance Committee does not have any formal policy regarding the diversity of the Board.

At present, the Committee does not use third parties to help identify nominees for the Board of Directors, although it reserves the right to do so in the future. Candidates for nominee may be suggested by the Directors, members of management, other employees, shareholders, customers, or members of the communities the Company serves.

Shareholders are encouraged to communicate with the Board of Directors whenever they believe it is important to do so. Communications should be designated on the outside of the envelope in which they are sent as being intended for the full Board of Directors or for the sole consideration of Directors who are not also part of management, and can be sent to the Board as follows:

The Board of Directors (or Non-management Directors)

c/o Corporate Secretary

Suffolk Bancorp

4 West Second Street

P.O. Box 9000

Riverhead, New York 11901

All such communications from bona-fide shareholders will be forwarded to the designated directors upon the sender’s confirmation as a shareholder.

The Board of Directors expects that directors shall attend a minimum of 75 percent of the regular and special meetings of the Board, unless granted leave for illness or personal reasons, and directors are strongly encouraged to attend the annual meeting of the shareholders. All directors then serving attended the most recent annual meeting of the shareholders held on April 13, 2010.

Shareholder proposals to be considered at an annual meeting must be submitted in a timely fashion. Shareholder proposals to be considered for inclusion in the proxy statement for the 2012 annual meeting of the shareholders must be received by the Company at its principal executive offices no later than November 10, 2011. Any such proposals, as well as any questions about them, should be directed to the Secretary of the Company. Shareholder proposals for the 2012 annual meeting of the shareholders submitted outside of the processes of the Securities and Exchange Commission’s Rule 14a-8 must be, and will be considered untimely unless they are, (a) in the case of nominations for election to the Board of Directors, delivered or mailed to the President of the Company not less than 14 nor more than 50 days prior to the date of the 2012 annual meeting (or no later than the close of business on the seventh day following the date on which notice of the meeting is mailed, if less than 21 days notice of the 2012 annual meeting is given to shareholders), or (b) in the case of shareholder proposals concerning business other than nominations for election to the Board of Directors, received by the Company at its principal offices, directed to: Corporate Secretary, no later than January 19, 2012 or, if the date of the 2012 annual meeting is more than 30 days earlier or later than April 10th, a reasonable time before the Company mails its proxy materials for the 2012 annual meeting.

Submitted by: Edgar F. Goodale, Chair of the Committee; James E. Danowski; David A. Kandell

Item 8.	Compensation of Directors and Executive Officers

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

No person served as a member of the Compensation Committee of the Company’s board of directors during the last completed fiscal year, who:

A.	Was, during the fiscal year, an officer or employee of the registrant;

B.	Was formerly an officer of the registrant; or

C.	Had any relationship requiring disclosure by the registrant under any paragraph of Item 404 or Regulation S-K.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis explains the Company’s compensation philosophy, policies and practices with respect to the Chief Executive Officer, Chief Financial Officer, and the other current and former executive officers included in the Summary Compensation Table on page 13, referred to collectively as the “named executive officers.”

Role of the Compensation Committee

The Company’s Compensation Committee includes Susan V.B. O’Shea, James E. Danowski and Edgar F. Goodale, each of whom is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee determines and approves the salaries, bonuses, stock option awards, benefits, and employment policies of the Company as they relate to the named executive officers.

Role of Executive Officers

Members of the Company’s management attend Compensation Committee meetings at the Committee’s discretion to provide information about personnel policies and programs. Management’s participation plays an important part in the development and continuation of benefit plans, and in determining appropriate levels of compensation. The Compensation Committee holds discussions with management in attendance to ensure that the Compensation Committee makes fully informed decisions with respect to compensation matters that affect the Company’s operations and shareholder returns. Finally, the Company’s President and Chief Executive Officer participates in deliberations of the Compensation Committee on an ex-officio, non-voting basis, but does not participate during, or attend, deliberations concerning his own compensation. No member of management was present during the portion of a Compensation Committee meeting at which the Committee made determinations regarding such executive’s compensation.

Objectives of Compensation Program

The key objectives of the Company’s compensation programs are to attract and retain qualified, talented individuals to fill key positions and to compensate the employees at fair and competitive levels in order to encourage them to work to increase the net worth of the Company, and ultimately shareholder wealth.

In making determinations regarding executive compensation, the Compensation Committee weighs an individual’s personal performance, the performance of his or her area of responsibility, and the overall performance of the Company. The performance of the Chief Executive Officer in each of these regards is evaluated by the Compensation Committee. The performance of each of the executive officers is evaluated by the Chief Executive Officer. The Compensation Committee rewards individuals for their ongoing commitment to the Company’s shareholders through the use of competitive salaries, incentive bonus payments and direct ownership of Company equity. Further information concerning these determinations is described under “Base Salary” and “Cash Bonus” in the following section.

Elements of Compensation Program

General

The Compensation Committee endeavors to achieve a balance between short- and long-term compensation and uses a mix of cash and equity to compensate its executives. Elements of compensation include base salary; cash bonus; stock options; and participation in a defined-benefit pension plan as well as a voluntary, defined contribution plan, with respect to which the Company provides partial matching contributions. The Compensation Committee evaluates each element of compensation to align individual remuneration with the Compensation Committee’s overall compensation strategy. The Compensation Committee reviews performance of the named executive officers on an annual basis and examines each named executive officer’s base salary, incentive bonus, and stock option awards at such time.

Base Salary

Base salary represents the annual salary paid to each executive. In order to determine an individual’s base salary, the Company uses salary ranges which are based on the nature of the position. As further described below, the Company determines these ranges based upon a number of factors including regional salary surveys, industry guidelines, and regional economic conditions. Base salary defines the Company’s position in the market for the position in question. As of the most recent comparison in 2010, the base salary of the Chief Executive Officer is somewhat under the average of comparable officers at comparable companies; the base salary of the Chief Financial Officer is comparable to the base salary of comparable officers at comparable companies; the base salary of the Chief Lending Officer is somewhat greater than the base salary of comparable officers at comparable companies; and the base salary of the remaining named executive officer is comparable to the base salary of comparable officers at comparable companies. The ranges described above are computed as follows: 0 – 7.5 percent: “slightly” over/under; 7.5 – 15 percent: “somewhat” over/under; more than 15 percent: “significantly over/under. The base salaries of our named executive officers were adjusted for 2011 at a rate comparable to the changes made to the base salaries or hourly rates of other employees of the Company. The Compensation Committee does not benchmark the compensation of its named executive officers and does not use data from Company peers in a formulaic manner to determine the compensation of our named executive officers. Rather, the peer group information represents one of several factors that the Compensation Committee considers in its qualitative approach to making compensation decisions.

Cash Bonus

The cash bonus rewards named executive officers for individual and Company performance during the course of the year. There are no guaranteed or minimum bonuses, and no specific individual or aggregate limits. Bonuses are generally determined and paid after the end of the fiscal year on which they are based. In making its determinations regarding annual bonuses, the Committee considers individual and company performance but does not predetermine the applicable considerations, or quantify the weight given to any specific element, or otherwise follow a formulaic calculation. Rather, the Committee engages in an overall assessment of appropriate bonus levels based on a subjective interpretation of all the relevant criteria.

The amounts awarded to the named executive officers with respect to performance during 2010 are contingent on full compliance with the formal agreement between Suffolk County National Bank and the Comptroller of the Currency signed October 25, 2010, and the lifting of that agreement, no later than March 31, 2012, subject to extension at the discretion of the Compensation Committee. If the Company satisfies the contingency described in the immediately preceding sentence, the named executive officers would earn bonuses in respect of 2010 in the following amounts: J. Gordon Huszagh, $60,000; Stacey L. Moran, $35,000; Frank D. Filipo, $40,000.

Cash bonuses for employees who are not named executive officers are determined under one of three plans for each of commercial lending officers, retail banking officers, and support officers. These plans have been developed by executive management in cooperation with the Director of Human Resources of the Bank, reviewed by the Bank’s Risk Manager, and submitted to and approved by the Compensation Committee of the Bank. In addition, the Compensation Committee determines the annual bonuses for our named executive officers on the basis described above and approves all stock option grants to our employees. On the basis of this process of review and approval, together with the balance of short-term and long-term incentives, the Company’s internal controls over financial reporting standards and business conduct, the Company has concluded that its compensation policies and practices do not create inappropriate or unintended material risk to the Company as a whole, and that, consequently, these plans do not create risks that are reasonably likely to have a material adverse effect on the Company.

Stock Options

Stock options align the interests of the named executive officers with the interests of the Company’s shareholders. Stock options provide for financial gain derived from the potential appreciation in stock price from the option grant date until the option exercise date. The Company favors stock options over other forms of equity awards because award recipients achieve value only if the value of the Company’s stock increases after the option grant date. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. The Company’s general practice is to grant stock options that vest one year after the date of the grant. For specific grants to named executive officers, the Compensation Committee considers a variety of factors, including:

•	individual performance and future potential of the executive,

•	the overall size of the equity grant pool,

•	award value relative to other Company executives,

•	the value of previous grants and amount of outstanding unvested equity awards, and

•	the recommendations of the Chief Executive Officer, other than in connection with grants to the Chief Executive Officer.

In the past, the Company has granted stock options on a fixed schedule during January of each year and with an exercise price equal to the closing price of the common stock on the day of the regular meeting at which the Compensation Committee approves the grant. The meeting at which the Compensation Committee makes these awards is generally scheduled several months in advance and is generally timed to occur after the public disclosure of the Company’s prior year financial statements. The Company did not grant any stock options to its named executive officers during 2010.

Defined Benefit Pension Plan; Defined Contribution Plan

The defined-benefit pension plan helps to retain the named executive officers by rewarding tenure of service to the Company by providing a source of income upon retirement. For a description of the defined benefit pension plan and a quantification of the benefits accrued by the named executive officers, please see the section titled “Compensation Pursuant To Pension and Retirement Plans.”

The defined contribution plan provides the named executive officers with the opportunity to further augment income in retirement. It is offered in the form of a 401(k) plan on the same terms as are available to all full time employees of the Company that have at least one year of service. Those terms include contributions up to legal limits established by the Internal Revenue Service. Contributions are matched at fifty percent up to six percent of salary and cash bonus not otherwise deferred, or to a maximum of three (3) percent of cash compensation.

Deferred Compensation Plan

The Company provides executives the opportunity to defer income, including base salary, annual bonuses, and in the case of the Chief Executive Officer, directors’ fees, executive bonuses, and executive compensation. Because these funds represent income already earned, there is no vesting period. Deferrals are not matched. The executive becomes a general creditor of the subsidiary bank, and the deferral accrues interest at a rate tied to the prime interest rate, currently prime minus one percent.

Other Plans

There are no non-qualified defined-contribution plans (e.g., an excess plan) at the Company in which named executives participate.

Executive Perquisites

Executive perquisites are not a significant component of the Company’s executive compensation program; the Company limits the use of perquisites among eligible executives. Named executive officers are generally eligible for company-paid life insurance coverage and personal use of Company cars; however, none of the named executive officers received perquisites and personal benefits from the Company in excess of $10,000 during 2010.

Change in Control Employment Agreements

Pursuant to change in control employment agreements, each of the named executive officers is entitled to receive severance payments and other benefits in the event of a qualifying termination of the executive’s employment following a change in control of the Company. These arrangements are intended to attract and retain qualified executives that could have other job alternatives that may appear to them to be less uncertain absent these arrangements. In addition, the Company believes that these arrangements provide an incentive for the Company’s named executive officers to continue to help successfully execute a transaction involving a change in control of the Company from its early stages until closing and thereafter. For a description and quantification of these change-in-control benefits, please see the section titled “Employment Agreements in the Event of a Change-in-Control.”

Comparison of Compensation to Peers

In addition to many other factors considered by the Compensation Committee, the Company takes into account the compensation practices of comparable companies in formulating the compensation program. The Company makes comparisons to compensation at similar companies at least annually, including information regarding regional banking organizations. Such comparable companies include the following: Arrow Financial Corp., Bridge Bancorp Inc., Canandaigua National Corp., First of Long Island Corp., Hudson Valley Holding Corp., State Bancorp Inc., Sterling Bancorp, and Tompkins Financial Corp. The group of comparable companies is the same as in 2009, except for the removal of Smithtown Bancorp, Inc., which was merged into another company.

The Company also participates in comparison surveys conducted by independent firms that provide additional summary compensation data in return for the Company’s participation. During 2010, the Company participated on a paid basis in the New York Bankers Association survey conducted by Pearl Meyer & Partners; the Wage-link survey of the New York Metropolitan Banking Group; the Compensation Data Survey for the New York Metropolitan area; and the New York Banking Survey conducted by Amalfi Consulting, LLC.

In addition, on a periodic basis but at least annually, the Board of Directors compares the Company’s operating results and market performance to the commercial banking industry as a whole, all banking companies in the New York metropolitan area, all banking companies of similar size nationwide, and selected regional competitors. The Compensation Committee uses this information to evaluate the reasonableness of its compensation to executives.

The Compensation Committee does not benchmark the compensation of its named executive officers and does not use data from Company peers in a formulaic manner to determine the compensation of its named executive officers. Rather, the peer group information represents one of several factors that the Compensation Committee considers in its qualitative approach to making compensation decisions.

Tax Matters

Section 162(m) of the Internal Revenue Code generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation’s chief executive officer and certain other highly compensated executive officers only if the compensation qualifies as being performance-based under Section 162(m). The Company endeavors to structure its compensation policies to qualify as performance-based under Section 162(m) whenever it is reasonably possible to do so while meeting the Company’s compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards that have already been granted may be nondeductible as a result of Section 162(m).

Stock Ownership

National banking law requires directors to own 200 shares of stock of either the Bank, or if it is a subsidiary of a holding company, of that company. The Company does not have a formal requirement for directors and executive officers to own shares in excess of that number, but strongly encourages directors to make a substantial investment in the Company’s stock, and seeks to facilitate that investment through a Director Stock Purchase plan wherein directors may elect to have their fees invested in common stock of the Company, purchased in market transactions and without discount, on the day that the fees are paid. All employees are also eligible to have any portion of their income, net of deductions, invested in common stock of the Company on the same terms. There is no Company match or premium contribution.

Claw-back Policies

Because of the subjective nature of certain aspects of executive cash bonuses, at present, the Company has no formal policies and/or provisions with respect to the adjustment or recovery of awards or payments if the relative performance measures upon which they are based are restated or otherwise adjusted in a manner that would have reduced the size of an award or payment. Such policies are under consideration, and may or may not be implemented in the future. The Company will comply with any statutory claw-back requirements, including requirements under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Act. As of the date of this proxy statement, the SEC has not adopted final rules implementing the claw-back provisions under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by: Susan V.B. O’Shea, Chairwoman of the Committee; James E. Danowski; Edgar F. Goodale

The following table sets forth compensation to the named officers for the years ended December 31, 2010, 2009 and 2008:

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus(7) ($) (d)	Stock Awards ($) (e)	Option Awards (1) ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($) (h)	All Other Compensation (3)(4)(5)(6) ($) (i)	Total ($) (j)
J. Gordon Huszagh	2010	334,000	—	n/a	—	n/a	149,303	49,762	533,064
President &	2009	328,920	70,000	n/a	27,720	n/a	87,798	46,014	560,453
Chief Executive Officer	2008	196,788	145,000	n/a	31,140	n/a	167,430	9,256	549,614

Stacey L. Moran	2010	178,877	—	n/a	—	n/a	18,212	5,340	202,429
Executive Vice President &	2009	156,945	35,000	n/a	—	n/a	7,320	5,259	204,524
Chief Financial Officer

Robert C. Dick	2010	192,078	—	n/a	—	n/a	173,307	7,213	372,598
Executive Vice President &	2009	189,512	40,000	n/a	18,480	n/a	117,602	6,592	372,185
Chief Lending Officer	2008	181,538	80,000	n/a	20,760	n/a	221,471	6,221	509,991

Frank D. Filipo	2010	185,216	—	n/a	—	n/a	66,164	13,763	265,142
Executive Vice President,	2009	180,765	32,750	n/a	18,480	n/a	46,781	14,739	293,515
Retail Banking	2008	175,115	65,500	n/a	20,760	n/a	72,403	11,079	344,858

(1)

Options vest one year after date of grant without condition. The value was computed using the Black-Scholes option model using assumptions as noted in footnote one to the table in the following titled “GRANTS OF PLAN BASED AWARDS.”

(2)	Includes above-market or preferential earnings on non-qualified deferred compensation as follows:

J. Gordon Huszagh	$2,068
Stacey L. Moran	$—
Robert C. Dick	$3,564	(duties as Chief Lending Officer ended 12/2/10)
Frank D. Filipo	$—

(3)	Includes company matching contributions to 401(k) plan.

(4)	Includes life insurance premiums and personal use of automobiles owned by the Company.

(5)	All Other Compensation for J. Gordon Huszagh includes retainer of $39,000 as a Director of the Suffolk County National Bank.

(6)	The total of perquisites and personal benefits did not exceed $10,000 for any of the named executive officers.

(7)

Cash bonuses applicable to 2010 are contingent as detailed on page 10 and are payable, if at all, in 2012. These contingent amounts include: J. Gordon Huszagh, $60,000; Stacey L. Moran, $35,000; Frank D. Filipo, $40,000.

Grants of Plan-Based Awards

At the annual meeting of shareholders on April 14, 2009, shareholders approved the 2009 Stock Incentive Plan, a successor to the previous 1999 Stock Option Plan. The Company may grant incentive stock options, non-qualified stock options, and stock appreciation rights under the 2009 Stock Incentive Plan.

Under the 1999 Stock Option Plan and the 2009 Stock Incentive Plan, the Compensation Committee determines the optionee, the number of shares covered by an option, and the per share exercise price of an option, which must equal the fair market value of a share of Common Stock on the grant date. Options may not have a term greater than ten years. The option exercise price may be paid either in cash or by delivery of shares of the Company’s Common Stock, valued at the market price on the date of exercise. Copies of the Plans are available upon shareholder request. To date, options granted under both Plans have been granted subject to vesting one year after the date of grant, although the Company reserves the right to modify that practice in the future. The Company did not grant any awards based on these plans during 2010. The following table details outstanding equity awards to named executive officers at fiscal year-end December 31, 2010:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
	Exercisable (b)	Unexercisable (c)
J. Gordon Huszagh	5,000		n/a	15.50	1/19/2011	n/a	n/a	n/a	n/a
	2,500		n/a	31.83	2/24/2013	n/a	n/a	n/a	n/a
	2,500		n/a	34.39	1/28/2014	n/a	n/a	n/a	n/a
	5,000		n/a	31.25	1/19/2015	n/a	n/a	n/a	n/a
	5,000		n/a	34.95	1/23/2016	n/a	n/a	n/a	n/a
	5,000		n/a	32.90	1/29/2017	n/a	n/a	n/a	n/a
	3,000		n/a	31.18	1/28/2018	n/a	n/a	n/a	n/a
	3,000		n/a	28.30	1/20/2019	n/a	n/a	n/a	n/a
Robert C. Dick (1)	5,000		n/a	15.50	1/19/2011	n/a	n/a	n/a	n/a
	2,500		n/a	31.83	2/24/2013	n/a	n/a	n/a	n/a
	2,500		n/a	34.39	1/28/2014	n/a	n/a	n/a	n/a
	3,000		n/a	31.25	1/19/2015	n/a	n/a	n/a	n/a
	3,000		n/a	34.95	1/23/2016	n/a	n/a	n/a	n/a
	3,000		n/a	32.90	1/29/2017	n/a	n/a	n/a	n/a
	2,000		n/a	31.18	1/28/2018	n/a	n/a	n/a	n/a
	2,000		n/a	28.30	1/20/2019	n/a	n/a	n/a	n/a
Frank D. Filipo	1,000		n/a	31.83	2/24/2013	n/a	n/a	n/a	n/a
	2,500		n/a	34.39	1/28/2014	n/a	n/a	n/a	n/a
	3,000		n/a	31.25	1/19/2015	n/a	n/a	n/a	n/a
	3,000		n/a	34.95	1/23/2016	n/a	n/a	n/a	n/a
	3,000		n/a	32.90	1/29/2017	n/a	n/a	n/a	n/a
	2,000		n/a	31.18	1/28/2018	n/a	n/a	n/a	n/a
	2,000		n/a	28.30	1/20/2019	n/a	n/a	n/a	n/a

(1)	All remaining options outstanding to Robert C. Dick were cancelled as of March 1, 2011 owing to his having stepped down as an employee because of disability on December 2, 2010.

The following table details option exercises and stock vested during the fiscal year ended December 31, 2010:

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name (a)	Acquired on Exercise (#) (b)	Exercise ($) (c)	Acquired on Vesting (#) (d)	Vesting ($) (e)
J. Gordon Huszagh	3,000	44,385	n/a	n/a
Stacey L. Moran	—	—	n/a	n/a
Robert C. Dick	—	—	n/a	n/a
Frank D. Filipo	—	—	n/a	n/a

Compensation Pursuant To Pension and Retirement Plans

The Bank participates in a defined benefit pension plan covering substantially all employees. Benefits are based on years of service and the employee’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all compensation as reported on form W-2. A participant’s normal retirement benefit is an annual pension benefit commencing on his normal retirement date payable in the normal benefit form in an amount equal to: (1) 1.75% of his average annual compensation, multiplied by creditable service up to 35 years; plus (2) 1.25% of his average annual compensation, multiplied by creditable service in excess of 35 years up to 5 years; minus (3) 0.49% of his final average compensation (up to covered compensation) multiplied by creditable service up to 35 years. The normal benefit form is payable as a single life pension with 60 payments guaranteed. An employee will become a participant in the Plan on the 1st of the month which coincides with or next follows the completion of 12 months of eligibility service and attainment of age 21. There are a number of optional forms of benefit available to the participants, all of which are adjusted actuarially. Participants are eligible for early retirement under the Plan upon obtaining age 55. Early retirement benefits are determined by reducing the basic benefit by 3% per annum and reducing the offset benefit by 6% per annum. Frank D. Filipo and J. Gordon Huszagh are eligible for early retirement under the Plan. The following table details pension benefits earned as of December 31, 2010:

PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit (1) ($) (d)	Payments During Last Fiscal Year ($) (e)
J. Gordon Huszagh	New York State Bankers Retirement System Volume Submitter Plan as adopted by Suffolk County National Bank	26.9	793,309	—

Stacey L. Moran	New York State Bankers Retirement System Volume Submitter Plan as adopted by Suffolk County National Bank	4.3	29,562	—

Robert C. Dick (2)	New York State Bankers Retirement System Volume Submitter Plan as adopted by Suffolk County National Bank	29.9	1,067,023	—

Frank D. Filipo	New York State Bankers Retirement System Volume Submitter Plan as adopted by Suffolk County National Bank	9.3	295,128	—

(1)	The Present Value of Accumulated Benefits, column (d), was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2010.

(2)	Robert C. Dick stepped down as an employee because of disability on December 2, 2010.

Deferred Compensation Plan

The Company provides directors and executives the opportunity to defer income, including directors’ fees, executive bonuses, and executive compensation. Because these funds represent income already earned, there is no vesting period. Deferrals are not matched. The director or executive becomes a general creditor of the subsidiary bank, and the deferral accrues interest at a rate tied to the prime interest rate, currently prime minus one percent. There are no non-qualified defined-contribution plans (e.g., an excess plan) at the Company in which named executive officers participate.

The following table details non-qualified deferred compensation during the fiscal year ended December 31, 2010:

NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
J. Gordon Huszagh	50,900	—	7,427	—	409,187
Stacey L. Moran	5,366	—	61	—	5,427
Robert C. Dick	41,540	—	19,633	—	619,382
Frank D. Filipo	—	—	—	—	—

Employment Agreements in the Event of a “Change-in-Control”

As of December 31, 2010, the Company had entered into agreements with ten employees, including each of Messrs. Filipo, Huszagh, and Ms. Moran. These agreements generally provide for certain benefits in the event that the Company terminates the executive’s employment without cause or if the executive terminates employment for good reason, in each case within three years of a “change in control” of the Company.

After a qualifying termination of employment following a change in control, an employee is entitled, for up to 36 months, to:

•

a monthly payment in the amount of his or her monthly rate of salary plus one-twelfth of the greater of the most recent annual bonus paid to the employee prior to the termination or the most recent annual bonus paid to the employee prior to the change in control; and

•	medical and dental insurance coverage and life insurance benefits.

These payments and benefits will be reduced by the amount of salary and benefits the employee receives from other employment during the benefit period. The agreements do not provide for tax “gross-ups;” instead, if the employee would be subject to the so-called “golden parachute” excise tax under Internal Revenue Code Section 280G, payments and benefits payable under the agreement will be reduced to the extent necessary such that no excise tax under Code Section 280G will be payable. The agreements are effective for any “change in control” taking place prior to April 14, 2011. Each year, the Board of Directors of the Company considers whether or not to renew the change in control employment agreements.

Other than pursuant to the Change in Control Employment Agreements, the named executive officers are not entitled to any payments or benefits upon a termination of employment. Following is a summary of the maximum possible benefit to the three named executive officers, assuming a termination of employment on December 31, 2010, immediately following a change in control of the Company:

POTENTIAL COST OF CHANGE-OF-CONTROL AGREEMENTS - Named Executive Officers

Name	2010 Salary ($)	2010 Bonus ($)	Annual Health Benefits ($)	Total Applicable Annual Compensation ($)	Number of Years of Benefit (#)	Maximum Possible Benefit under Contract ($)
J. Gordon Huszagh	334,000	—	11,447	345,447	3.00	1,036,341
Stacey L. Moran	178,877	—	86	178,963	3.00	536,889
Frank D. Filipo	185,216	—	9,899	195,114	3.00	585,343

	Maximum Possible Benefit Over Term					2,158,574

In the event of a change in control of the Company, all outstanding, unvested stock options immediately vest and become exercisable under the terms of the Company’s equity compensation plans.

Directors’ Compensation

With the exception of directors’ fees described below, directors of the Company are not compensated in any way for their services.

•

Annual retainer of $39,000 for all directors, to include attendance at 12 regular meetings of the Board, 1 organizational meeting of the Board, the annual meeting of shareholders, and all other committee meetings as assigned, and any special meetings that the Board deems necessary.

•	Additional retainer of $4,000 per annum for service on the Audit Committee to reflect the additional work, responsibility, and liability.

•	A further retainer of $6,000 per annum for the Chairman of the Audit Committee to reflect the still greater responsibility and work of that position.

•	Retainers would be recovered from any director who failed to attend less than 75 percent of the meetings to which he or she had been assigned.

The Company maintains a Directors’ Deferred Compensation Plan, under which a director may defer receipt of his fees as a director of the Bank until retirement or age 72, termination of service, or death. During the deferral period, amounts deferred earn interest at 1 percent less than the prime rate.

The Company seeks to help directors to make a substantial investment in the Company’s stock through a Director Stock Purchase plan wherein directors may elect to have their fees invested in common stock of the Company, purchased in market transactions and without discount, on the day that the fees are paid. Five directors participated in the plan during 2010, investing a total of $200,100 in 7,303 shares. These investments were made directly from the directors’ cash fees after taxes without deferral of income for purposes of taxes, and represent an investment of personal funds by these directors.

The following table details compensation paid to directors during the year ending December 31, 2010:

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)(3) ($) (f)	All Other Compensation (4)(5)(6) ($) (g)	Total ($) (j)
James E. Danowski	47,833	n/a	n/a	n/a	—	45	47,878
Joseph A. Gaviola	43,000	n/a	n/a	n/a	—	45	43,045
Edgar F. Goodale	39,000	n/a	n/a	n/a	19,734	45	58,779
J. Gordon Huszagh	(1)
David A. Kandell	43,500	n/a	n/a	n/a	—	45	43,545
Thomas S. Kohlmann	39,000	n/a	n/a	n/a	6,724	45	45,769
Terence X. Meyer	39,000	n/a	n/a	n/a	—	45	39,045
Susan V. B. O’Shea	39,000	n/a	n/a	n/a	—	45	39,045
John D. Stark, Jr.	43,000	n/a	n/a	n/a	—	45	43,045

(1)	Directors’ fees and other compensation paid to J. Gordon Huszagh, who served as Chief Executive Officer during 2010, are included in the SUMMARY COMPENSATION TABLE under Item 8.
(2)	Includes above-market or preferential earnings on deferred compensation.
(3)	No director who is not also an employee standing for election or continuing in office participates in a pension plan provided for or affiliated with the Company.
(4)	There were no director legacy programs in place, nor donations to charitable institutions made in directors’ names during 2010.
(5)	The total of perquisites and personal benefits did not exceed $10,000 for any director.
(6)	Includes life insurance of $25,000 per director at a premium of $45.00 per annum.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 2 on Proxy Card)

What is the purpose of this item?

We describe this item as an advisory vote on executive compensation, but it is more commonly known as a “say on pay.” We are providing this vote under the federal securities laws (Section 14A of the Securities Exchange Act of 1934).

Under this item, our shareholders will have an opportunity to approve the compensation of our Chief Executive Officer and the other named executive officers named in the Summary Compensation Table of this proxy statement on page 13. The Summary Compensation Table provides a snapshot of the compensation paid or granted to our named executive officers in 2010.

Where can I find more information on executive compensation at Suffolk Bancorp?

We describe our executive compensation program and the compensation awarded under that program in the Compensation Discussion and Analysis (CD&A) section, the Compensation Tables, and the related disclosure contained in this proxy statement. Please see pages 9 to 16.

What does it mean to have a “say on pay”?

This item is an advisory vote, which means that it will not bind Suffolk Bancorp or our Board. We will disclose how many shareholders voted “For” the resolution, how many voted “Against” and how many abstained from voting.

We cannot say whether the outcome of this vote will result in a response. We believe that the complex interplay between performance, risk management, succession planning, and compensation should not require material changes based solely on the results of an “up or down” vote.

Due to its broad nature, the outcome of a “say on pay” does not convey nuanced information about the shareholders’ views about the compensation of individual executives, the different elements of our compensation program, or the choices our Compensation Committee makes during a year. This does not mean that a “say on pay” vote is without value, however.

We believe that open lines of communication among our Board, executive management, and our shareholders serve as the foundation for good corporate governance and responsible stewardship. We welcome opportunities to reach an increasingly diverse shareholder base. This vote may assist us in our ongoing engagement and outreach efforts, as we continue to serve our core constituencies of shareholders, customers, employees, and communities.

What are some of the relevant performance and compensation factors for 2010?

Suffolk Bancorp had a challenging year in 2010. However, even in the face of these challenges, 2010 included some real achievements. Return on equity remained in double digits, at 10.46 percent. Total risk-based capital increased to 13.22 percent, up from 11.73 percent a year ago. Book-value per share was $15.02, up from $14.27 last year. The Company was profitable last year.

The compensation of our named executive officers is modest and reflects the Company’s circumstances. In 2010, the Company paid competitive base salaries to its named executive officers in order to retain an executive team that would work through the challenges facing the Company with an incentive structure that aligns with the interests of our stockholders. In recognition of the Company’s circumstances, the Company has not paid an annual bonus with respect to 2010 to its named executive officers and will pay the 2010 bonuses only if the Company’s primary regulator lifts restrictions imposed on the Company prior to March 31, 2012, although the Company reserves the right to extend that deadline if circumstances dictate.

The Board of Directors believes that the compensation arrangements for its named executive officers are fair and balanced, are essential to retaining our executive team during a challenging period and appropriately take into account the Company’s performance and circumstances.

The Board of Directors recommends a vote FOR the following advisory resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

ADVISORY VOTE ON FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

(Item 3 on Proxy Card)

As described in Item 2 beginning on page 18, we are asking our shareholders to approve an advisory vote on executive compensation. This Item solicits input from our shareholders on how frequently we should hold such a vote in the future. Should we hold this vote every one, two, or three years? We refer to Item 2 as “say on pay” and this item as “say when on pay”.

As with “say on pay,” we provide this vote pursuant to Section 14A of the Securities Exchange Act of 1934. This item is an advisory vote, which means that it will not bind Suffolk Bancorp or its Board. We will disclose how many shareholders voted for each of the three options (annual, biennial, or triennial votes) as well as how many abstained from voting.

After careful consideration, our Board recommends that we should seek shareholder input through an advisory vote on executive compensation every year. Setting an advisory vote every year will be the most effective time to allow allow the Company’s stockholders to provide us with their direct input on our philosophy on compensation, our resulting policies and practices as disclosed in the proxy statement every year.

While the advisory nature of this vote will not bind our Board, it gives our shareholders an opportunity to vote and inform us of their preferences as to how frequently shareholders should vote on the compensation of our executives. Our Board will carefully consider the results of this recommendation in determining how frequently to ask our shareholders to vote on the compensation of our executives in future say on pay advisory votes.

The Board of Directors recommends a vote to conduct future advisory votes on the compensation of the Company’s named executive officers EVERY YEAR, which is Item 3 on the proxy card.

Item 9.	Independent Public Accountants

RATIFICATION OF INDEPENDENT AUDITORS (Item 4 on Proxy Card)

The Audit Committee recommended, and the Board of Directors has selected, Grant Thornton LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2011, and recommends that shareholders vote for ratification of the appointment. Grant Thornton LLP has audited the Company’s financial statements since 2002. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board feels that the change would be in the best interests of the Company and its shareholders. In the event shareholders vote against ratification, the Board will reconsider its selection.

Representatives of Grant Thornton LLP are expected to be present at the annual meeting of the shareholders. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

It is the policy of the Audit Committee that all non-audit services be approved by the Committee prior to engagement, and all such services were so approved. The following aggregate fees were billed by the accountants during 2010 and 2009:

AUDIT FEES

	2010	2009
Audit fees	$302,705	$322,707
Audit-related fees	24,840	24,840
Tax fees	—	—
All other fees	9,440	6,727

	$336,985	$354,274

The Board of Directors recommends a vote FOR this proposal, which is Item 4 on the proxy card.

Items 10. – 20.

Not applicable.

Item 21.	Voting Procedures

Stockholders representing at least a majority of the shares entitled to vote at the annual meeting must be present at the annual meeting, either in person or by proxy, for there to be a quorum at the annual meeting.

All proxies that are received by the Board of Directors conferring authority to so vote in the election of directors will be voted FOR the three nominees listed on page 3. Directors shall be elected by a plurality of the votes cast at the meeting. All proxies received will be voted in accordance with their specific instructions. In the event any nominee declines or is unable to serve, the proxies will be voted for a successor nominee designated by the Board of Directors.

The affirmative vote of a majority of the votes cast by stockholders is required for approval of the Board of Directors’ selection of independent auditors for the year ending December 31, 2011. The affirmative vote of a majority of the votes cast by stockholders is required for approval of the Company’s executive compensation. The option of one year, two years or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker ‘non-votes’ are counted as present and entitled to vote for purposes of determining a quorum, but are not treated as votes cast at the meeting. Accordingly, abstentions and broker non-votes will not be counted for purposes of determining the outcome of any of the proposals to be voted on.

Item 22.

Not applicable.

Item 23.	Delivery of Documents to Security Holders Sharing an Address

Only one annual report and proxy statement is delivered to two or more shareholders who share an address unless the Company or its agent has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of these documents to shareholders at a shared address to which a single copy was delivered. To request that separate copies of these documents be delivered, shareholders can contact the Company’s registrar or transfer agent by mail at: American Stock Transfer & Trust Co., 59 Maiden Lane, New York, New York 10038; or by telephone at 1-800-937-5449; or on the Internet at www.amstock.com. You may also contact the Company’s registrar or transfer agent if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

Date: March 15, 2011

By Order of the Board of Directors

DOUGLAS IAN SHAW

Senior Vice President and Corporate Secretary

APPENDIX A

Suffolk Bancorp

Code of Ethics

as reaffirmed on May 24, 2010

The first and most significant element of a financial institution’s relationships with its customers, regulatory agencies, and the communities it serves is trust. In recognition of the importance of that trust, it is the policy of Suffolk Bancorp and its subsidiary, The Suffolk County National Bank, to maintain the highest standard of integrity in the conduct of its business.

This code of ethics should guide directors, officers, and employees of the Company and its subsidiaries in the ethical discharge of their responsibilities, and help them comply with federal bank bribery law (18 U.S.C., Section 215 as amended) and with the policies of the Federal Financial Institutions Examination Council released on April 27, 1987 which include the guidelines of the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the Office of the Comptroller of the Currency.

I. Each director, officer, and employee of the Company should be familiar with the law which provides in pertinent part:

“Whoever —

A. “corruptly gives, offers, or promises anything of value to any person, with intent to influence or reward an officer, director, employee, agent, or attorney of a financial institution in connection with any business or transaction of such institution; or

B. “as an officer, director, employee, agent, or attorney of a financial institution, corruptly solicits or demands for the benefit of any person, or corruptly accepts or agrees to accept anything of value from any person intending to be influenced or rewarded in connection with any business or transaction of such institution;

“shall be guilty of an offense.”

II.	Each director, officer, and employee of the Bank shall:

A. respect the nature of privileged or confidential information concerning customers or the Company’s business.

B. not use information obtained in the conduct of the Company’s business for personal or business advantage.

C. be certain that a position held with the Company is not used to obtain an unauthorized, illegal or questionable benefit for a customer, supplier or other outside party.

D. not use a position at the Company to gain an unauthorized, illegal or questionable benefit for the Company or oneself.

E. not accept gifts from customers, suppliers, business associates, or competitors of the Company and its subsidiaries having a value of more than $25 or accept cash gifts of any amount, except where the relationship of the director, officer or employee to the donor is primarily and demonstratively personal in nature, and the gift is not intended to influence a business decision in any way.

F. not accept meals or entertainment of a value greater than is customary in the conduct of the business at hand.

G. avoid any conflict or appearance of conflict of interest between professional or fiduciary duties to the Company or its customers, and any employment, partnership, investment or directorship in any outside business venture.

H. disclose all things of value received or offered beyond what is authorized in this code and all potential conflicts of interest, including those in which they have been inadvertently placed due to either business or personal relationships with customers, suppliers, business associates, or competitors of the Company to the secretary of the corporation in writing.

I. not trade in stock of the Company based on information which is not generally available to the investing public.

III.	When questions arise concerning the ethics of a particular action, the director, officer, or employee should submit it in writing to the secretary of the corporation. If the secretary believes that there is a conflict with the code of ethics, it should be referred to the chief executive officer. If, in the opinion of the chief executive officer, it requires further discussion, it should be referred to the board of directors for resolution. Any such discussions should be summarized in written form, including a description of the situation and the determination of the chief executive officer or the board of directors, and filed with the secretary of the corporation.

IV.	All disclosures shall be made to the secretary of the corporation in writing. It is then the duty of the secretary of the corporation to review the situation, and make a preliminary determination as to whether the exception to the code is indeed ethical, subject to the review of the chief executive officer, and maintain a contemporaneous written record.

V.	Each director, officer, or employee of the bank should acknowledge that they have read the code of ethics, in writing, when they first become associated with the Company, and after each revision or update of the code.

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SUFFOLK BANCORP

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS – APRIL 12, 2011 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoint(s) HERBERT DRESHER and TRACY L. STARK-JAMES as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the matters shown on the reverse side in the manner directed, and upon any other matter which may properly come before the meeting, all the shares of common stock of Suffolk Bancorp held on record by the undersigned on March 4, 2011 at the annual meeting of shareholders to be held at 1:00 P.M. on Tuesday, April 12, 2011 at Suffolk County National Bank, Administrative Center, Lower Level, 4 West Second Street, Riverhead, New York, or any adjournment thereof. The undersigned hereby revokes any proxy previously given.

(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF SHAREHOLDERS OF

SUFFOLK BANCORP

April 12, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.suffolkbancorp.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided. i

■	20330403000000001000 4	041211

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:					2. To approve the advisory resolution on executive compensation.	☐	☐	☐

		NOMINEES:			3 years	2 years	1 year	ABSTAIN
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Joseph A. Gaviola O J. Gordon Huszagh O John D. Stark Jr.	(for a term of three years) (for a term of three years) (for a term of three years)		3. Advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐ FOR	☐ AGAINST	☐ ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)				4. The Approval of the Board of Directors’selection of GrantThornton, L.L.P. as independent public accountants for the fiscal year ending December 31, 2011.	☐	☐	☐

5. Any other business which may be properly brought before the meeting or any adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS QUICKLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY AT THE MEETING BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

Please check here if you plan to attend the meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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